U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported): November 17, 2005

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                           HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


       DELAWARE                    0 - 32093                 91-2022980
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    (State or other               (Commission                  (I.R.S.
      jurisdiction                File Number)             Identification No.)
    of incorporation)


                          1601-B ALTON PARKWAY, UNIT B
                            IRVINE, CALIFORNIA 92606
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (949) 757-0855
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                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this Current Report on Form 8-K to report the following:

Item 2.03

On November 7, 2005, we closed the sale of a series of Senior Convertible Promissory Bridge Notes (the "Notes"), and sold Notes for cash aggregating $500,000 in principal face amount. In connection with the sale, we issued to the Note holders a total of 400,000 detachable warrants with an exercise price of $0.80 per share, which can be exercised at any time for a period of three years from the date they are issued.

The Notes have a maturity of one year from their issue date, and bear interest at the rate of ten percent (10%) per annum, except if an Event of Default occurs, in which case they will bear interest at the default rate of twelve percent (12%) per annum from the date of the occurrence of the Event of Default and until such Event of Default is cured or waived. The Notes are senior to all of our existing indebtedness and equity securities, other than any current or future accounts receivable financing up to an aggregate face amount of $1,000,000. We have agreed not to issue any future indebtedness or equity securities which would rank superior to or pari passu with the Notes (other than any Notes issued as part of this series up to the maximum face amount of $500,000) without the prior written consent of each individual holder of a Note.

The Notes are convertible into our equity securities as follows:

Mandatory Conversion: If we enter into any sale of equity or equity-based securities which yields gross proceeds to us of at least $2,500,000 (a "Qualified Financing"), then the entire outstanding principal balance of the Notes, plus accrued but unpaid interest, will be exchanged into the same securities sold in the Qualified Financing, under the same terms and conditions as each other participant in the Qualified Financing, except that each holder of a Note will be deemed to have tendered 110% of the outstanding balance of such Note (including accrued interest) in the Qualified Financing, giving each holder of the Notes a 10% premium upon the automatic conversion.

Elective Conversion: Each holder of a Note has the right to elect to convert the outstanding principal balance of the Note (including accrued interest) at any time into shares of our Common Stock (the "Conversion Shares") at a price equal to $0.60 per Conversion Share.

Under the Notes, each holder may, among other remedies, accelerate the payment in full of the entire unpaid principal balance of the Notes (including all accrued but unpaid interest as of such acceleration date) if an Event of Default shall occur. Each holder has the right to waive or extend the cure periods for any Event of Default as to the acceleration of the indebtedness owed to such holder, however there can be no assurance that any or all of the holders will do so if an Event of Default should occur.

The Events of Default which could trigger such acceleration are (i) failure to pay any amount of principal or accrued interest under the Note within three days after such payment is due; (ii) any material breach of a representation, warranty or certification made by us in the Note; (iii) acceleration of payment of more than $1,000,000 of our existing or future indebtedness (excluding Notes) by any creditor prior to stated maturity; (iv) rendering of any judgments or orders against us requiring payment of more than $1,000,000, to the extent such are not discharged or stayed within 60 days following entry; (v) the filing of any action against us under the US Bankruptcy Code or similar law or proceeding, or the making of a general assignment for the benefit of our creditors, which if involuntary is not dismissed or stayed within 30 days from the date filed against us; and (vi) the suspension of trading or delisting of our securities for a period of five (5) or more consecutive days.

The Notes were offered and sold privately in the United States to several "accredited investors" without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemptions provided by
Section 4(2) of the Securities Act and Regulation D promulgated thereunder, and the state securities law exemptions applicable to this type of offering in each state where the purchasers of the Notes reside.

The form of Senior Convertible Promissory Bridge Notes sold by us is attached as
Exhibit 10.127 to this Current Report. The form of Warrant provided to each Note holder is attached as Exhibit A to the form of Senior Convertible Promissory Bridge Note in Exhibit 10.127.

Item 9.01  Financial Statements and Exhibits.

10.127 Form of Senior Convertible Promissory Bridge Note, with form of Warrant attached as Exhibit A.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIENERGY TECHNOLOGIES, INC.


November 16, 2005                          By:   /s/ Bogdan C. Maglich
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(Date)                                     Name: Bogdan C. Maglich,
                                           CEO/Chairman, President and Treasurer